Exhibit 99.1

News Release

Boeing Corporate Office 100 N. Riverside Chicago, IL 60606 www.boeing.com

Boeing Elects Adm. Edmund Giambastiani, Jr. (Ret) to Board of Directors

CHICAGO, Oct. 8, 2009 – The Boeing [NYSE: BA] board of directors has elected retired U.S. Navy Adm. Edmund Giambastiani, Jr. as its newest member.

Giambastiani, 61, served in the Navy for 41 years, concluding his career as vice chairman of the Joint Chiefs of Staff, from 2005 to 2007. In that role he was the second-highest ranking officer in the U.S. military.

His election to the Boeing board is effective immediately. He will serve on the audit and finance committees.

“We’re honored to have Admiral Giambastiani join our board,” said Boeing Chairman, President and Chief Executive Jim McNerney. “His substantial experience on both the acquisition and operational sides of the U.S. military will significantly support the ongoing strategic evolution of our company.”

During his military career Giambastiani chaired the U.S. Defense Department’s Joint Requirements Oversight Council, co-chaired the Defense Acquisition Board, was NATO’s first commander for transformation, and led U.S. Joint Forces Command and the Atlantic Fleet Submarine Force, among other assignments.

Giambastiani graduated from the U.S. Naval Academy in 1970 with leadership distinction.

###

Contact:

Todd Blecher

312-544-2002